Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-257175) pertaining to the 2018 Equity Incentive Plan, 2021 Stock Incentive Plan, and the Amended and Restated 2021 Employee Stock Purchase Plan of Verve Therapeutics, Inc. of our report dated March 14, 2022, with respect to the consolidated financial statements of Verve Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 14, 2022